Exhibit 99.3

Review Report of Independent Auditors

Norbert Dentressangle S.A.

192, avenue Thiers

69457 Lyon cedex 6

France

We have reviewed the accompanying condensed consolidated interim financial statements of Norbert Dentressangle S.A., which comprise the condensed consolidated balance sheet as of March 31, 2015, and the related condensed consolidated income statements, consolidated statements of other comprehensive income, consolidated cash flow statements and consolidated statements of changes in equity for the quarters ended March 31, 2015 and March 31, 2014, and the related notes to the condensed consolidated interim financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these condensed consolidated interim financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, specifically IAS 34, Interim Financial Information; this responsibility includes the design, implementation and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Auditors’ Responsibility

Our responsibility is to conduct our review in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements. Accordingly, we do not express such an opinion.

Conclusion

Based on our review, we are not aware of any material modifications that should be made to the condensed consolidated interim financial statements referred to above for them to be in conformity with IAS 34, Interim Financial Reporting.

Report on condensed consolidated balance sheet as of December 31, 2014

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of Norbert Dentressangle S.A. as of December 31, 2014, and the related consolidated income statements, consolidated statements of other comprehensive income, consolidated cash flows statements and consolidated statements of changes in equity for the year then ended and we expressed an unqualified audit opinion on those audited consolidated financial statements in our report dated May 22, 2015. In our opinion, the accompanying condensed consolidated balance sheet of Norbert Dentressangle as of December 31, 2014, is consistent, in all material respects, with the audited consolidated financial statements from which it has been derived.

May 22, 2015

Lyon, France

/s/ Ernst & Young et Autres	/s/ Grant Thornton
Ernst & Young et Autres	Grant Thornton
Daniel Mary-Dauphin	Robert Dambo
Partner	Partner

1.1    CONSOLIDATED INCOME STATEMENT (UNAUDITED)

€000	Note	For the 3 months ended 31/03/2015	For the 3 months ended 31/03/2014
Revenues	1.6.5	1,300,349	1,085,571

Other purchases and external costs		(796,702)	(681,822)
Staff costs		(405,416)	(332,537)
Taxes, levies and similar payments		(16,348)	(13,305)
Amortisation and depreciation charges		(31,937)	(28,562)
Other operating expenses and income		(2,301)	(307)
Gains and losses on sales of operating assets		744	939
Restructuring costs		(3,002)	(4,151)
Fixed assets gains or losses		187	—

EBITA	1.6.6.	45,201	25,826

Amortisation of allocated Customer Relations		(4,922)	(1,758)

EBIT	1.6.6	40,279	24,068

Net interest expense	1.6.10	(9,889)	(6,366)
Net exchange gains/losses	1.6.10	3,773	(1,369)
Other financial items	1.6.10	(690)	(1,212)

Group pre-tax income		33,474	15,122

Income tax	1.6.12	(11,454)	(6,790)
Group share of earnings of companies treated under the equity method	1.6.11	(6)	16

Net income		22,014	8,348

Non-controlling interests		697	794

Net income group share		21,317	7,554

Earnings per share
Basic EPS on net income for the year	1.6.13	2.18	0.78
Diluted EPS on net income for the year	1.6.13	2.15	0.76

The accompanying footnotes are an integral part of the condensed consolidated financial statements.

1.2.    CONSOLIDATED STATEMENT OF OTHER COMPREHENSIVE INCOME (UNAUDITED)

€000	31/03/2015	31/03/2014
Net income	22,014	8,348
Translation adjustments	54,601	(38)
Gains (losses) on revaluation of financial instruments	103	(779)
Tax on financial instruments and translation adjustments	2,344	(128)

Sub-total of items recyclable to profit or loss	57,048	(945)

Actuarial gains and losses on employee benefits	(9,159)	—
Tax impact	1,832	—

Sub-total of items not recyclable to profit or loss	(7,327)	—

Other items amounts posted to shareholders’ equity	49,721	(945)

Total comprehensive income	71,735	7,403

Attributable to:
Non-controlling interests	1,243	652
Parent company shareholders	70,492	6,751

The accompanying footnotes are an integral part of the condensed consolidated financial statements.

1.3.    CONSOLIDATED BALANCE SHEET (UNAUDITED)

ASSETS

€000	Note	31/03/2015	31/12/2014
Goodwill	1.6.8	1,044,954	975,079
Intangible fixed assets	1.6.8	378,735	350,984
Tangible fixed assets	1.6.8	577,398	570,162
Investments in associated companies	1.6.11	2,219	2,087
Other non-current financial assets	1.6.10	50,233	55,841
Deferred tax assets	1.6.12	68,787	63,992

Non-current assets		2,122,326	2,018,145

Inventories	1.6.6	23,438	19,404
Trade receivables	1.6.6	981,821	886,447
Current tax receivable	1.6.6	53,821	38,558
Other receivables	1.6.6	165,492	164,774
Other current financial assets	1.6.10	21,222	18,778
Cash and cash equivalents	1.6.10	141,847	209,085

Current assets		1,387,641	1,337,046

Total assets		3,509,967	3,355,191

LIABILITIES

€000	Note	31/03/2015	31/12/2014
Share capital	1.6.13	19,672	19,672
Share premium		19,132	19,132
Translation adjustments		59,202	5,147
Consolidated reserves		616,138	544,238
Net income for the financial year / period		21,317	75,895

Shareholders’ equity group share		735,461	664,084

Non-controlling interests		28,541	27,156

Shareholders’ equity		764,002	691,240

Long-term provisions	1.6.9	152,831	143,620
Deferred tax liabilities	1.6.12	168,743	143,275
Long-term borrowings	1.6.10	1,049,440	1,050,647
Other non-current liabilities	1.6.10	28,220	25,569

Non-current liabilities		1,399,234	1,363,111

Short-term provisions	1.6.9	21,158	20,040
Short-term borrowings	1.6.10	164,617	160,988
Other current borrowings	1.6.10	40,245	36,213
Bank overdrafts	1.6.10	47,940	14,520
Trade payables	1.6.6.	649,784	655,860
Current tax payable	1.6.6.	13,425	11,224
Other debt	1.6.6.	409,562	401,995

Current liabilities		1,346,731	1,300,840

Total liabilities		3,509,967	3,355,191

The accompanying footnotes are an integral part of the condensed consolidated financial statements.

1.4.    CONSOLIDATED CASH FLOW STATEMENT (UNAUDITED)

€000	Note	3 months ended 31/03/2015	3 months ended 31/03/2014
Net income Group Share		21,317	7,554
Depreciation and provisions		37,492	29,452
Net financial costs on financing transactions		6,116	7,734
Other financial items		690	1,213
Minority interests		703	778
Corporate income tax (income) / expense		11,454	6,790
EBITDA		77,772	53,521
Capital gains or losses on disposals of fixed assets		(493)	(871)
Corporate income tax paid		(6,532)	(5,894)
Free cash flow after tax paid		70,747	46,756
Change in inventories		(2,827)	440
Trade receivables		(61,501)	(49,883)
Trade payables		(14,579)	(22,829)
Operating working capital		(78,907)	(72,272)
Social security receivables and payables		(5,461)	2,977
Tax receivables and payables		8,612	(4,600)
Other receivables and payables		(1,347)	(1,756)
Non-operating working capital (excl. corporate income tax)		1,804	(3,379)
Operating working capital (excl. corporate income tax)		(77,103)	(75,651)
Change in Pension Funds		(3,253)	(8,217)

Net cash flow from operations		(9,609)	(37,112)

Sales of intangible and tangible fixed assets		9,171	15,304
Acquisition of intangible and tangible fixed assets		(29,843)	(28,290)
Receivables on sales of fixed assets		(14,213)	(15,888)
Payables on acquisitions of fixed assets		—	—
Sales of financial assets		—	—
Net cash flow from company acquisitions and sales	1.6.4.	(255)	(635)

Net cash flow from investment transactions		(35,140)	(29,509)

Net cash flow		(44,749)	(66,621)
Dividends paid to parent company shareholders		—	(159)
Net new loans		—	17,540
Capital increase/(reduction)		2	—
Treasury shares		336	979
Other financial assets/liabilities		7,765	2,269
Repayment of loans		(61,231)	(35,829)
Net financial costs on financing transactions		(6,116)	(7,734)

Net cash flow from financing transactions		(59,244)	(22,934)

Exchange differences on foreign currency transactions		3,335	1,207
Change in cash		(100,658)	(88,348)

Opening cash and cash equivalents		194,565	389,422
Closing cash and cash equivalents	1.6.10.	93,907	301,074
Change in cash (closing—opening)		(100,658)	(88,348)

The accompanying footnotes are an integral part of the condensed consolidated financial statements.

1.5.    CONSOLIDATED STATEMENT OF CHANGES IN EQUITY (UNAUDITED)

€000	Share capital	Share premium	Undistributed reserves	Other réserves	Earnings	Translation adjustments	Shareholders’ equity, Group share	Non-controlling interests	TOTAL Shareholders’ equity
At 31 December 2013	19,672	19,077	471,240	(13,498)	70,100	(22,464)	544,127	27,595	571,722
Appropriation of earnings	—	—	70,100	—	(70,100)	—	—	—	—
Dividends paid	—	—	—	—	—	—	—	(158)	(158)
Net profit for the period	—	—	—	—	7,554	—	7,554	794	8,348
Other comprehensive income	—	—	—	(907)	—	104	(803)	(142)	(945)
(Acquisitions) disposals of treasury shares	—	—	159	819	—	—	978	—	978
Share-based remuneration	—	—	254	—	—	—	254	—	254
Other variations	—	—	48	—	—	—	48	(1)	47

At 31 March 2014	19,672	19,077	541,801	(13,586)	7,554	(22,360)	552,158	28,088	580,246

Dividends paid	—	—	(15,588)	—	—	—	(15,588)	(2,833)	(18,421)
Net profit for the year	—	—	—	—	68,341	—	68,341	5,394	73,735
Other comprehensive income	—	—	27,980	448	—	27,507	55,935	(575)	55,360
(Acquisitions) disposals of treasury shares	—	—	(57)	1,192	—	—	1,135	—	1,135
Capital increase	—	55	60	—	—	—	115	—	115
Share-based remuneration	—	—	1,455	—	—	—	1,455	—	1,455
Changes in consolidation	—	—	691	—	—	—	691	(2,689)	(1,998)
Other variations	—	—	(158)	—	—	—	(158)	(229)	(387)

At 31 December 2014	19,672	19,132	556,184	(11,946)	75,895	5,147	664,084	27,156	691,240

Appropriation of earnings	—	—	75,895	—	(75,895)	—	—	—	—
Net profit for the period	—	—	—	—	21,317	—	21,317	697	22,014
Other comprehensive income	—	—	(7,327)	2,447	—	54,055	49,175	546	49,721
(Acquisitions) disposals of treasury shares	—	—	267	67	—	—	334	—	334
Share-based remuneration	—	—	670	—	—	—	670	—	670
Changes in consolidation	—	—	(142)	—	—	—	(142)	142	—
Other variations	—	—	23	—	—	—	23	—	23

At 31 March 2015	19,672	19,132	625,570	(9,432)	21,317	59,202	735,461	28,541	764,002

The accompanying footnotes are an integral part of the condensed consolidated financial statements.

1.6.    Notes to the condensed consolidated financial statements as of 31 March 2015

1.6.1.    General information regarding the issuer

Norbert Dentressangle is a Société Anonyme (French public limited company) with an Executive Board and a Supervisory Board, subject to the provisions of the French Commercial Code and with registered office at 192 Avenue Thiers—69457 Lyon Cedex 06—France.

The Company is listed on the Paris and London stock exchanges on the Eurolist market, compartment A.

The Group financial statements were authorized for issue in accordance with a resolution of the directors on May 22, 2015.

The Group’s businesses are Transport, Logistics and Air & Sea.

1.6.2.    Significant events

•	Acquisition of Groupe Norbert Dentressangle by XPO Logistics

On April 28, 2015, XPO Logistics Inc. and the Dentressangle family announced that they had entered into a definitive agreement for XPO Logistics to acquire a majority interest in Norbert Dentressangle SA and launch a tender offer for the remaining shares.

From a contractual standpoint, the main consequences of this change in ownership are the following:

•	A portion of Groupe Norbert Dentressangle existing debt corresponding to the corporate financial debt (M€ 868.7 as of 3/31/2015 / M€ 840 as of 12/31/2014) will be accelerated and will have to be reimbursed to the lenders a few days after the closing date, unless current discussion with the lenders result in waivers of such acceleration. Absent such waivers, (i) the related capitalized debt issuance costs (M€ 4.9 as of 3/31/2015 / M€ 5.3 as of 12/31/2014) will have to be charged to P/L (no cash impact) (ii) the fair value of the related hedging instruments (M€ -4.6 as of 3/31/2015 / M€ -3.7 as of 12/31/2014) will also have to be reclassified to P/L (iii) the loans reimbursed will have to be refinanced with financial resources brought by XPO Logistics.

•	The terms and conditions of the share-based awards granted to managers (share warrants and performance shares) will be modified, resulting in a shorter vesting period (acceleration).

Besides, the identification of change in ownership clauses in the contracts with our customers and the tenants of the premises rented by the group is still in process; however, no significant impact is expected.

The acquisition by XPO being expected to close in June 2015, the consequences of the change in ownership have not been accounted for in the consolidated balance sheet as of March 31, 2015 and consolidated income statement for the quarter then ended and are disclosed in the present financial statements, in accordance with IAS 10—events after the reporting period.

1.6.3.    General accounting policies

a) Statement of compliance and basis of preparation

The consolidated financial statements of the Group have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).

The condensed consolidated financial statements for the first quarter of 2015 have been prepared in accordance with IAS 34 “Interim Financial Reporting”. They do not include all information and disclosures required in the annual financial statements. Therefore, it is advisable to read them in conjunction with the Group consolidated financial statements of 31 December 2014. The Group consolidated financial statements for the year ended 31 December 2014 are available on request at the Company registered office or on www.norbert-dentressangle.com.

The consolidated financial statements have been drawn up in euros, i.e. the Group’s functional currency, and are stated in thousands of euros (€000).

b) Changes in accounting policies

The accounting policies adopted in the preparation of the interim condensed consolidated financial statements are consistent with those followed in the preparation of the Group’s annual consolidated financial statements for the year ended 31 December 2014.

The Group has not applied any standards, interpretations or amendments, as adopted by the IASB, for which their mandatory date of application is after 31 March 2015, such as:

•	IFRS 15 : revenue from contracts with customers

•	IFRS 9 : financial instruments

•	IFRS 9 : hedge accounting and amendments to IFRS 9, IFRS 7 and IAS 39

•	Improvements to IFRS : 2010—2012 cycle ; 2011—2013 cycle ; 2012-2014 cycle.

•	IFRS 11 : accounting for acquisitions of interests in joint operations

•	IAS 1 : disclosure initiative

c) Estimates and judgments

In order to draw up its financial statements, the Group must make certain estimates and assumptions that can affect the financial statements. The Group periodically reviews its estimates and assessments to take into account past experience and other factors deemed to be relevant in light of economic conditions. The financial statements reflect the best estimates based on available information as at the balance sheet date. Depending on changes in these various assumptions or conditions, the amounts recorded in its future financial statements may differ from current estimates.

Material estimates and assumptions applied in preparing the financial statements principally relate to:

•	Measuring the recoverable amount of tangible and intangible assets including goodwill,

•	Estimating provisions, specifically measuring assets and liabilities from retirement commitments,

•	Valuing customer relations,

•	Valuing financial instruments;

•	Recognising deferred tax assets.

d) Features specific to the preparation of the interim financial statements:

•	Income tax

In the context of the interim financial statements, income tax (current and deferred) is determined by applying the average effective rate estimated for the entire year to the pre-tax income.

•	Pensions and other employee benefits

Pension costs and other long-term employee benefits are based on updated actuarial valuations performed at the end of the period or calculated on the basis of an extrapolation of the valuations performed at the end of the prior year. Where appropriate, these assessments are adjusted for discounts, settlements or other significant non-recurring developments during the period.

1.6.4.    Scope of consolidation

a) Change in scope of consolidation

•	Jacobson Companies acquisition—Allocation of purchase price

At 31 March 2015, the purchase price allocation per CGU of the identifiable assets and liabilities is still under review.

b) Off-balance sheet commitments of Group companies

€000	31/03/2015	31/12/2014
Commitments given
Purchase of investments	n/a	n/a
Warranties against claims	27,499	25,677

Warranties against claims :

The Group has given liability guarantees for the sale of the Dagenham UK site. Excess amounts: €0.1 million.

€000	31/03/2015	31/12/2014
Commitments received
Warranties against claims	151,386	137,162

Liability guarantees received:

The Group has been granted liability guarantees for the following acquisitions: TDG, Hopkinson, Daher’s Air & Sea business, Fiege’s logistics and transport businesses in Italy and Spain, eight MGF businesses and Jacobson Companies.

Liability guarantees received:

Excess amounts: €10.9 million

The guarantee cap at the end of March 2015 amounted to €151.4 million (of which €47.3 million expires in 2018 and €103.6 million in 2020).

This cap may be increased by €20.1 million in the event of fraud.

The Group has received liability guarantees for the purchase of APC: 100% compensation on all statements (no excess, cap or time limit).

The Group has also received guarantees for the John Keells acquisition, which apply as of 31 October 2012 for three years (no excess or cap).

1.6.5.    Operating segments

a) Key indicators per operating segment

€m	Transport	Logistique	Air & Sea	Elimination of inter segment transactions	Total
Revenue
3 months ended 31/03/2014	527	530	48	(20)	1,086
3 months ended 31/03/2015	592	680	50	(22)	1,300
Inter-segment revenue
3 months ended 31/03/2014	(17)	(2)	(1)	—	(20)
3 months ended 31/03/2015	(18)	(3)	(1)	—	(22)

€m	Transport	Logistique	Air & Sea	Other activities	Total
EBIT
3 months ended 31/03/2014	10.8	13.1	0.1	—	24.0
3 months ended 31/03/2015	12.6	27.3	0.4	—	40.3

1.6.6.    Operating data

a) Operating income

Reconciliation of EBITDA with EBIT:

€000	3 months ended 31/03/2015	3 months ended 31/03/2014
EBITDA	77,772	53,521
Amortisation and depreciation charges	(31,937)	(28,562)
Provision charges and reversals(1)	(634)	867
EBITA	45,201	25,826
Amortisation of customer relations	(4,922)	(1,758)
EBIT	40,279	24,068

(1)	The €(634) thousands are broken down in the consolidated income statement as follows: €2,050 thousands under “Other purchases and external costs”, €(1,444) thousands under “Other operating expenses and income”, €(570) thousands under “Restructuring costs” and €(670) thousands under “Staff costs”.

b) Trade and other receivables

€000	31/03/2015	31/12/2014
Trade receivables	1,002,911	908,010
Impairment provisions	(21,090)	(21,563)
Trade receivables	981,821	886,447
Tax and social security receivables	81,100	87,046
Advances and down payments	7,592	8,183
Pre-paid expenses	56,362	50,615
Other miscellaneous receivables	20,438	18,930
Other receivables	165,492	164,774
Current tax receivables	53,821	38,558

Tax and social security receivables largely relate to deductible VAT.

The Group did not sell any trade or non-trade receivables to third parties as at 31 March 2015 and as at 31 December 2014.

c) Trade and other payables

€000	31/03/2015	31/12/2014
Trade payables	649,784	655,860

Current tax payables	13,425	11,224

Other tax payables	114,995	110,693
Other social security payables	211,320	212,400
Other current payables	83,247	78,902

Other debt	409,562	401,995

1.6.7.    Employee benefits and costs

a) Officers and directors’ remuneration (Related parties)

•	Gross remuneration awarded to managerial bodies

€000	31/03/2015	31/03/2014
Nature of expense
Short-term staff benefits	1,176	526
Post-employment benefits	—	—
Other long-term benefits	—	—
Termination benefits	—	—
Staff benefits in respect of stock options, share warrants and performance-based shares	97	88
Attendance fees	74	63

•	Remuneration awarded to officers and directors in the form of shares

	31/03/2015	31/03/2014
Subscriptions during the financial period
Warrants	—	—
Performance-based shares	—	—
Exercised during the financial period
Warrants	—	—
Performance-based shares	—	—
Cancellations during the financial period
Warrants	—	—
Performance-based shares	—	—
Held at end of financial period
Warrants	110,000	140,000
Performance-based shares	2,000	1,000

Neither Group employees nor management are entitled to any other benefit. There are no supplementary defined-benefit salary-based pensions for officers and directors.

b) Off-balance sheet staff commitments

	31/03/2015	31/12/2014
Commitments given
Contribution to UK and Ireland defined benefit pension schemes (€000)	132,831	126,903
Training “DIF” expressed in number of hours(1)	n/a	1,193,410

(1)	The law of March 5th, 2014 relating to vocational training substitutes for the DIF the own account of formation starting from January 1st, 2015. The CPF will be managed by the Caisse des Dépôts et Consignation and will be financed by the OPCA.

Undiscounted liability to pay UK defined benefit pension scheme contributions as at 31 March 2015:

€000
1 year	15,278
1 to 5 years	66,700
Over 5 years	50,853

Total	132,831

1.6.8.    Tangible and intangible fixed assets

a) Goodwill

Change in net book value (€000)	Air & Sea	Transports	Logistics	Jacobson	Total
Net value as at 31 December 2014	64,607	231,549	317,712	361,211	975,079

Variation in goodwill for 2015	—	—	—	—	—
Impairment for 2015	—	—	—	—	—
Foreign-exchange differences	4,804	5,616	13,057	46,398	69,875

Net value as at 31 March 2015	69,411	237,165	330,769	407,609	1,044,954

Of which impairment recorded in prior period	—	(5,500)	—	—	(5,500)

The changes in value between the two financial periods are only the impact of Foreign-exchange differences.

At 31 March 2015, the purchase price allocation of Jacobson Companies’ identifiable assets and liabilities is still under review.

b) Other intangible fixed assets

€000	Concessions, patents, licences	Other intangible fixed assets	Total
Gross values
Value as at 31 December 2014	53,309	389,311	442,620

Acquisitions	1,598	39	1,637
Disposals	(983)	—	(983)
Translation adjustments	651	36,138	36,789
Change in consolidation and reclassification	38	—	38

Value as at 31 March 2015	54,613	425,488	480,101

Amortisation and depreciation
Value as at 31 December 2014	(44,924)	(46,712)	(91,636)

Charge	(1,285)	(4,921)	(6,206)
Write-back	251	—	251
Translation adjustments	(507)	(3,268)	(3,775)
Change in consolidation and reclassification
Value as at 31 March 2015	(46,465)	(54,901)	(101,366)

Net value as at 31 December 2014	8,385	342,599	350,984

Net value as at 31 March 2015	8,148	370,587	378,735

Customer relations and the contracts with no contract term amounted to €370.3 million at 31 March 2015, compared to €342.3 million at 31 December 2014, which were recognized for purposes of the different acquisitions and are included in “Other intangible fixed assets” on the accompanying consolidated balance sheets.

Amortizable customer relations amount to €319 million and customer relations with indefinite useful life €51.3 million.

c) Tangible fixed assets

€000	Land and building fixtures	Buildings	Equipment, plant and machinery	Carriage equipment	Other tangible fixed assets	Advances and down payments	Total
Gross values
Value as at 31 December 2014	36,490	194,851	238,181	553,247	144,427	23,167	1,190,363

Acquisitions	—	798	3,849	7,769	4,320	11,470	28,206
Disposals	—	(463)	(1,968)	(18,232)	(648)	—	(21,311)
Translation adjustments	574	6,115	8,244	13,231	5,376	487	34,029
Change in consolidation and reclassification	22	912	2,939	3,557	580	(8,372)	(362)

Value as at 31 March 2015	37,086	202,213	251,245	559,572	154,055	26,752	1,230,923

Amortisation and impairment
Value as at 31 December 2014	(1,169)	(115,242)	(151,589)	(245,608)	(106,592)	—	(620,200)

Charges	(14)	(3,019)	(6,825)	(16,701)	(4,101)	—	(30,660)
Write-back	4	343	1,699	10,783	540	—	13,370
Translation adjustments	(3)	(2,667)	(4,349)	(5,524)	(3,543)	—	(16,086)
Change in consolidation and reclassification	13	(1)	(190)	274	(46)	—	50

Value as at 31 March 2015	(1,169)	(120,586)	(161,254)	(256,776)	(113,740)	—	(653,525)

Net value as at 31 December 2014	35,321	79,609	86,592	307,639	37,835	23,167	570,162

Net value as at 31 March 2015	35,917	81,627	89,991	302,796	40,315	26,752	577,398

d) Monitoring of the value of non-current assets and investments in associate companies

The net book value of goodwill, customer relationships, other intangible assets and investments in associated companies is reviewed at least annually and whenever events or circumstances indicate that an impairment is likely to occur. Such events or circumstances are associated with adverse changes of a permanent nature and affect either the economic environment or the assumptions or objectives on the acquisition date. An impairment loss is recognised when the recoverable amount of the assets tested becomes sustainably lower than their net book value.

As of 31st March 2015, the Group conducted a review of impairment indicators that may result in a reduction of the book value of goodwill, customer relationships recognised and participations in associated companies.

The Group reviewed, given the current economic environment on the one hand, and the performance achieved in the first half of the year on the other hand, the assumed growth rates and discount rates as of 31 December 2014, the latter remain valid as of 31st March 2015.

No evidence of impairment has been detected; the group has not proceeded with any impairment test.

With regard to investments in associated companies, the Group has identified no elements questioning their value as of 31st March 2015.

e) Fixed asset and leasing off-balance sheet commitments

€000	31/03/2015	31/12/2014
Commitments given
Real estate rent instalments	1,150,758	1,118,808
Vehicle lease instalments	228,667	211,423

Rent instalment commitments relate to rent that falls due between 1 January 2015 and the earliest legally permissible lease cancellation date. They are payable as follows:

€000	Real estate rent	Vehicle lease instalments
1 year	230,549	65,535
1 to 5 years	573,154	150,637
over 5 years	347,055	12,495

Total	1,150,758	228,667

€000	31/03/2015	31/12/2014
Commitments received
Real estate rent instalments	4,100	4,522
Manufacturers’ return commitment	175,405	173,323

1.6.9.    Provisions for risks and charges and contingent liabilities

a) Provisions

€000	Occurrences of risk	Employee and tax disputes	Employee benefits	Other provisions	Total
Value as at 31 December 2014	13,478	8,234	93,657	48,291	163,660

Provisions	1,751	1,176	1,611	3,986	8,524
Reversals used	(1,827)	(422)	(3,432)	(2,682)	(8,363)
Non-allocated reversals	(538)	(679)	—	(1,042)	(2,259)
Changes in consolidation	—	—	—	—	—
Other items of comprehensive income	—	—	6,103	—	6,103
Reclassification and other	—	(61)	(2)	16	(45)
Translation differences	570	43	4,399	1,357	6,368

Value as at 31 March 2015	13,434	8,291	102,336	49,927	173,988

At the end of March 2015, employee benefits specifically included the employee benefits for British former employees of Christian Salvesen and TDG, which amounted to €68.7 million, compared with €60.6 million at 31 December 2014.

The balance of the “other provisions” amounting to €49.9 million as at 31 March 2015 breaks down as follows:

•	€17.4 million of provisions for dilapidation costs on operating leases

•	€3.2 million of provisions for onerous leases,

•	€5.0 million relating to business litigation;

•	€6.1 million relating to restructuring provisions;

•	€14.9 million relating to labour-related risks and tax risks;

•	€3.3 million relating to various non-material provisions.

The provision for claims includes a UK IBNR provision of €7.9 million as at 31 March 2015 compared to €7.6 million as at 31 December 2014.

b) Contingent liabilities

•	Update on the investigations by the French Anti-trust Authority (“Autorité de la Concurrence”)

The background of this litigation is described in paragraph 1.6.9b of the notes to the 2014 consolidated financial statements.

The investigations team of the French Anti-trust Authority has notified to the parties (including Norbert Dentressangle Distribution) the “Rapport” in April 2015. This “Rapport” contains interim conclusions (without financial fines) and certain arguments for rejecting the defense raised by Norbert Dentressangle for rejecting the complaints notification. During the coming weeks, Norbert Dentressangle shall disclose further arguments and evidences for claiming the reject of the interim conclusions of the “Rapport”. Before coming to a decision, the French Anti-trust Authority shall schedule the hearing end of 2015 or beginning of 2016.

The position of the Group remains not to accrue any amount with respects to this litigation, primarily because the Group does not operate in the market subject to the complaint (express parcel delivery).

•	Update on the litigation about international transport sub-contracting requirements

The background of this litigation is described in paragraph 1.6.9b of the notes to the 2014 consolidated financial statements.

As we had requested, before any in-depth review of the case, the Court pronounced on May 5th 2015 that the proceedings followed during the preliminary inquiry phase preceding the Court hearings were not proper and compliant. It judged that the arguments for dismissal put forward by Norbert Dentressangle were well founded. Consequently, most items resulting from the preliminary investigation were dismissed. Following this decision, the review of the remaining documentation in the case was scheduled for 7 March 2016.

Pending the final ruling, in view of the Group’s strong defense that is reinforced by this recent decision, Company management has decided not to accrue any amounts for this litigation in the financial statements.

1.6.10.    Debt and financial instruments

a) Financial assets and liabilities

a.2) Net debt

€000			Maturity
	31/12/2014	31/03/2015	Less than 1 year	1 to 5 years	More than 5 years
Non-current
Long-term borrowings	1,022,121	1,022,405	—	861,149	161,256
Finance leases	28,526	27,035	—	27,035	—
Other miscellaneous financial liabilities	—	—	—	—	—

Total non-current	1,050,647	1,049,440	—	888,184	161,256

Current
Short-term borrowings	151,557	154,893	154,893	—	—
Finance leases	9,431	9,725	9,725	—	—
Other miscellaneous financial liabilities	—	—	—	—	—

Total current	160,988	164,617	164,617	—	—

Total gross debt	1,211,635	1,214,057	164,617	888,184	161,256

Cash equivalents	(28,008)	(20,013)	(20,013)	—	—
Cash	(181,070)	(121,834)	(121,834)	—	—
Cash and cash equivalents	(209,077)	(141,847)	(141,847)	—	—
Bank overdrafts	14,520	47,940	47,940	—	—

Total net cash	(194,557)	(93,907)	(93,907)	—	—

Total net debt	1,017,078	1,120,150	70,710	888,184	161,256

•	Borrowings ratios

Following the refinancing of the coporate debt, some of the Group’s credit lines are subject to three financial ratios. At 31 March 2015, the value of the loans subject to these financial ratios amounted to €873.6 million.

a.3) Derivatives and risk management policy

•	Liquidity risk

As at 31 March 2015, the Group had a €400 million confirmed revolving line of credit maturing in more than one year, of which €145 million was unused, confirmed and unconfirmed overdraft facilities of €55 million and €51 million respectively, and available cash and cash equivalents of €94 million.

Cash flows from borrowings based on non-discounted contractual payments are as follows:

		Less than 1 year			1 to 5 years			More than 5 years
€000	Book value	Fixed rate interest expense	Variable rate interest expense	Repay- ment of principal	Fixed rate interest expense	Variable rate interest expense	Repay- ment of principal	Fixed rate interest expense	Variable rate interest expense	Repay- ment of principal
Borrowings
Borrowings	1,177,298	9,225	17,426	154,893	36,975	42,908	861,149	6,551	—	161,256
Finance lease liabilities	36,760	—	568	9,725	—	843	27,035	—	43	—
Other borrowings	47,940	—	—	47,940	—	—	—	—	—	—

The assumptions applied for valuation of the above maturity breakdown are as follows:

•	Exchange rate applied closing rate

•	Interest rate applied: rate as at 31 March 2015

€000	31/03/2015	Of which confirmed		Of which not confirmed
		Drawn	Undrawn	Drawn	Undrawn
Lines of credit available
Finance lease liabilities	36,760	36,760	—	—	—
Borrowings	1,321,971	1,177,298	144,673	—	—
Bank overdrafts	106,000	14,556	40,444	33,384	17,616

The Group has carried out a specific review of its liquidity risk and considers that it can meet its liabilities due in less than one year.

b) Financial profit or loss

€000	31/03/2015	31/03/2014
Interest and similar financial income	1,076	1,304
Interest and similar expenditure	(10,965)	(7,670)

Net interest expense	(9,889)	(6,366)

Net exchange gains / losses	3,773	(1,369)

Interest income on pension funds & other provisions	34	—
Interest expense on pension funds & other provisions	(610)	(1,139)
Other financial items	(114)	(73)

Other financial items	(690)	(1,212)

Total	(6,806)	(8,947)

c) Group debt off-balance sheet commitments

€000	31/03/2015	31/12/2014
Commitments given
Sureties and guarantees	87,717	77,292

1.6.11.    Information relating to related parties

1. Transactions contracted at arm’s length terms between the Group and companies directly or indirectly owned by Norbert Dentressangle S.A.’s majority shareholder are as follows:

€000	Nature	Income or (expense)		Balance sheet debit or (credit) balance		Provision for doubtful receivables Income or (expense)		Security given or received
Company		31/03/15	31/03/14	31/03/15	31/12/14	31/03/15	31/12/14	31/03/15	31/12/14
Dentressangle Initiatives	Administrative services	(369)	(332)	(135)	(126)	—	—	—	—
Dentressangle Initiatives	Use of the trademark and logo for free	(1)	(3)	—	—	—	—	—	—
Dentressangle Initiatives	Miscellaneous services	26	44	—	—	—	—	5, 409	6,080
Other companies directly or indirectly owned by Dentressangle Initiatives	Rent	(4,596)	(4,566)	(5,412)	(5,528)	—	—	—	—
	Rental and miscellaneous expenses	(123)	(42)	(49)	(347)	—	—	—	—

2. All transactions with companies, over which Norbert Dentressangle exercises significant influence and accounted for under the equity method, are current transactions concluded at arm’s length for amounts that are not material in relation to the Group’s business.

Balance sheet balances at the year end are also not material.

1.6.12.    Income tax

a) Breakdown of corporate income tax

€000	31/03/2015	31/03/2014
Net current tax charge/income	(6,914)	(4,162)
Other taxes	(3,466)	(3,445)
Net deferred tax charge/income	(1,074)	817

Total tax charge	(11,454)	(6,790)

•	Tax reconciliation

€000	31/03/2015	31/03/2014
Consolidated income before tax and before CVAE	33,474	17,008
CVAE	(3,466)	(3,445)
Consolidated income before tax and after CVAE	30,008	13,563
National tax rate	(34.43%)	(38.0%)
Theoretical tax charge	(10,332)	(5,154)
CICE	4.2%	11.6%
Tax deductibility cap	(1.3%)	(3.0%)
Other permanent differences	0.2%	(10.4%)
Losses not triggering deferred tax	(2.2%)	(6.5%)
Recognition of previously unrecognised losses	1.2%	6.1%
Impact of tax rate differences	5.6%	11.4%
Effective tax rate excluding CVAE	(26,6%)	(28,6%)
Tax charge excluding CVAE	(7,990)	(3,885)
CVAE	(3,466)	(3,445)
Taxes and CVAE recognised	(11,455)	(7,330)
Effective tax rate	34.2%	43.1%

1.6.13.    Shareholders equity and earnings per share

a) Issued share capital and reserves

Year	Nature of transaction	Change in share capital			Share capital following transaction
		Number of shares	Nominal value in euros	Share premium in euros	Amount in euros	Number of shares
As at 31 December 2013					19,672,482	9,836,241
As at 31 March 2014					19,672,482	9,836,241
As at 22 October 2014	Share warrants	30,000	2	1,759,200	19,732,482	9,866,241
As at 22 October 2014	Capital reduction	30,000	2	1,702,110	19,672,482	9,836,241
As at 31 December 2014					19,672,482	9,836,241
As at 31 March 2015					19,672,482	9,836,241

b) Number of shares

	31/03/2015	31/12/2014	31/03/2014
Number of shares in issue	9,836,241	9,836,241	9,836,241
Number of treasury shares	(44,213)	(45,790)	(89,755)
Number of shares	9,792,028	9,790,451	9,746,486
Share warrants	110,000	110,000	140,000
Stock options	—	—	36,890
Number of diluted shares	9,902,028	9,900,451	9,923,376

c) Earnings per share

	31/03/2015	31/03/2014
Net income, Group share	21,317	7,554
Number of shares	9,792,028	9,746,486
Earnings per share	2.18	0.78
Net income, Group share	21,317	7,554
Number of diluted shares	9,902,028	9,923,376
Net diluted earnings per share	2.15	0.76